UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2015
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-36021 (Commission File Number)	26-1737267 (IRS Employer Identification No.)

525 Science Drive Madison, Wisconsin (Address of principal executive offices)	53711 (Zip Code)
Registrant’s telephone number, including area code: (608) 310-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The registrant is furnishing this Current Report on Form 8-K/A solely to add the third paragraph included under Item 7.01.

Item 7.01.	Regulation FD Disclosure
On January 8, 2015 Cellular Dynamics International, Inc. (“CDI”) issued a press release announcing that its Chief Chief Executive Officer Bob Palay is scheduled to present at the 33rd Annual J.P. Morgan Healthcare Conference in San Francisco, California on Wednesday, January 14, 2015 at 2:00 pm PT and to participate in a Q&A breakout session at 2:30 pm PT.
The live webcast of the CDI's presentation and the Q&A breakout session can be accessed via the Investor Relations section of CDI's website at investors.cellulardynamics.com and selecting Events & Presentations.
Written presentation materials will be available at CDI's website within the Investor Relations section on Wednesday, January 14, 2015 at 1:30 pm PT.
A copy of CDI’s press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 hereto, shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated January 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Dynamics International, Inc.
Date: January 13, 2015	By: /s/ Anna M. Geyso
Anna M. Geyso
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 8, 2015